                                 LAW OFFICES OF
                             DECHERT PRICE & RHOADS

                               477 MADISON AVENUE
                            NEW YORK, NY  10022-5891


                           TELEPHONE:  (212) 326-3500
                           TELEX:  645612 - BARDEP NY
                              FAX:  (212) 308-2041


                                                               December 24, 1996

Sound Shore Fund, Inc.
Two Portland Square
Portland, ME  04101

Dear Sirs:

     We have acted as counsel for Sound Shore Fund, Inc., a Maryland corporation (the "Company"), in connection with the registration of an additional 158,223 shares of common stock (par value $.001 per share) of the Company pursuant to Rule 24e-2 under the Securities Act of 1933, as amended (the "Act").

     As counsel for the Company, we have participated in the preparation of the Post-Effective Amendment No. 17 to the Company's Registration Statement on Form N-1A under the Act (File No. 2-96141) relating to such additional shares and have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

     Based on such examination, we are of the opinion that the 158,223 additional shares of common stock of the Company being Registered by Post-Effective Amendment No. 17 to the Company's Registration Statement are duly authorized and issued shares, and when such shares have been duly sold, issued and paid for as contemplated in the Company's Prospectus forming a part of its Registration Statement under the Act, such shares will have been validly and legally issued (assuming that none of such shares is sold at a time when such sale would cause the Company to have outstanding more than the number of shares of common stock authorized to be issued by the Company's Articles of Incorporation) and will be fully paid and non-assessable shares of common stock of the Company under the laws of the State of Maryland (assuming that the sale price of each share is not less than the par value thereof).

     Our opinion above stated is expressed as members of the bar of the State of New York.

Sound Shore Fund, Inc.
December 24, 1996
Page 2


     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to said Post-Effective Amendment No. 17 to the Company's Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Act and the rules and regulations thereunder.

                                        Very truly yours,

                                        /s/ Dechert Price & Rhoads